UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 08, 2026

BYLINE BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38139	36-3012593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 244-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 08, 2026, Byline Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary Byline Bank (the “Bank”) announced the following leadership changes, which will become effective January 1, 2027:

Retirement of Brogan M. Ptacin, Head of Commercial Banking

On October 08, 2026, Brogan Ptacin, Executive Vice President and Head of Commercial Banking, and a named executive officer of the Company, provided notice of his decision to retire from his position effective December 31, 2026. Following his retirement, Mr. Ptacin will be employed by the Bank in a non-executive, part-time, advisory capacity for a period of time to be determined.

Appointment of Sean H. McGuire as Chief Commercial Banking Officer

On October 08, 2026, the Bank appointed Sean H. McGuire, age 58, to the newly created positon of Chief Commercial Banking Officer, to be effective January 1, 2027.

Mr. McGuire joined the Bank in July 2019 and currently serves as Commercial Banking Group Head. Prior to his role at the Bank, Mr. McGuire served as Commercial Group President at MB Financial Bank from August 2009 until July 2019. Prior to his role at MB Financial Bank, Mr. McGuire served as a Senior Vice President at Fifth Third Bank.

Mr. McGuire received a Bachelor’s degree in Economics from the University of Notre Dame and a Masters of Business Administration from the Quinlan School of Business, Loyola University, Chicago.

Retirement of Mark Fucinato, Chief Credit Officer

On October 08, 2026, Mark Fucinato, Executive Vice President and Chief Credit Officer, provided notice of his decision to retire from his position effective December 31, 2026. Following his retirement, Mr. Fucinato will be employed by the Bank in a non-executive, part-time, advisory capacity for a period of time to be determined.

On October 08, 2026, the Company and the Bank appointed Scott Hawthorne, age 46, to succeed Mr. Fucinato as Chief Credit Officer, to be effective January 1, 2027.

Mr. Hawthorne joined the Bank in June 2023 and currently serves as Deputy Chief Credit Officer. Prior to his role at the Bank, Mr. Hawthorne served in several senior credit and credit risk roles at Fifth Third Bank from May 2019 to June 2023 and at MB Financial Bank from May 2005 to May 2019.

Item 7.01 Regulation FD Disclosure.

There are no family relationships between Messrs. McGuire or Hawthorne and any director or executive officer of the Company or the Bank, nor any arrangement or understanding between Mr. McGuire or Mr. Hawthorne and any other person pursuant to which he was appointed as an officer of the Company and/or the Bank. Also, neither Mr. McGuire nor Mr. Hawthorne has a direct or indirect material interest in any transaction that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing these leadership changes is attached as Exhibit 99.1and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 8, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

Date:	October 8, 2026	By:	/s/ Roberto R. Herencia
Name: Roberto R. Herencia Title: Executive Chairman and Chief Executive Officer